Exhibit 99.1

FOR IMMEDIATE RELEASE

DENDREON REACHES AGREEMENTS ON TERMS OF FINANCIAL RESTRUCTURING

Operations to Continue Without Interruption; PROVENGE® Remains Commercially Available

Commences Voluntary Chapter 11 Proceedings to Implement Restructuring Agreements

SEATTLE – November 10, 2014 – Dendreon Corporation (NASDAQ: DNDN) (“Dendreon” or the “Company”) today announced that it has reached agreements on the terms of a financial restructuring with certain holders (the “Senior Noteholders”) of the Company’s 2.875% Convertible Senior Notes due 2016 (the “2016 Notes”) representing approximately 84% of the $620 million aggregate principal amount of the 2016 Notes. Under the terms of the agreements, the financial restructuring may take the form of a stand-alone recapitalization or a sale of the Company or its assets. The transactions under the agreements will enable continued delivery of PROVENGE® (sipuleucel-T) without disruption or impact to access for providers and appropriate patients in need of this revolutionary personalized immunotherapy treatment.

To implement the financial restructuring contemplated under the agreements with the relevant Senior Noteholders, Dendreon and its U.S. subsidiaries filed voluntary petitions under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Court”) on November 10, 2014.

“Whether the restructuring takes the form of a stand-alone recapitalization or a sale of the Company or its assets, we are confident that this process will allow PROVENGE to remain commercially available to the patients and providers who have come to rely on this revolutionary personalized cancer immunotherapy,” said W. Thomas Amick, president and chief executive officer of Dendreon. “We are pleased to have the support of a substantial majority of our Senior Noteholders through this restructuring and sale process. We thank our employees for their continued hard work and dedication and for their commitment to help deliver PROVENGE to patients who are in need of immunotherapy.”

Under the terms of the restructuring support agreements, the Senior Noteholders will support a plan of reorganization to convert all 2016 Notes to common equity of the reorganized Dendreon. The agreements further provide for Dendreon to conduct a court-supervised sale process, pursuant to Section 363 of the Bankruptcy Code or through a plan of reorganization, for all or substantially all of its assets to a party that would continue producing and providing PROVENGE. Qualified bids under the terms of the proposed bidding procedures will have to meet certain criteria and provide value of not less than $275 million. If more than one qualified bid is received, an auction will be held to determine the successful bidder with the highest or otherwise best bid, following which the Company will seek to consummate that transaction. If no qualified bids are received, Dendreon will proceed to confirmation of the stand-alone plan.

Dendreon has significant liquidity to support all of its operations during the restructuring process, with approximately $100 million of cash, cash equivalents and investments on hand as of November 7, 2014, and does not anticipate the need to raise any incremental financing in connection with the restructuring process.

During the restructuring process, the Company will continue to operate in the ordinary course, including continuing to service distributors and wholesalers to ensure timely fulfillment of orders and shipments and to meet other obligations to physicians and patients who depend on PROVENGE. In addition, Dendreon has requested Court approval of the proposed bidding procedures and a series of customary motions allowing it to honor employee obligations, including wages, salaries and health benefits without interruption, as well as to continue customer programs and patient assistance programs.

The Company expects to file an 8-K with the Securities and Exchange Commission that will include the restructuring support agreements. Court documents and additional information are available through Dendreon’s claims agent, Prime Clerk, at https://cases.primeclerk.com/dendreon or 844-794-3479.

Skadden, Arps, Slate, Meagher & Flom LLP is serving as the Company’s legal advisor, AlixPartners is serving as its financial advisor and Lazard is serving as its investment bank.

About Dendreon

Dendreon Corporation is a biotechnology company whose mission is to target cancer and transform lives through the discovery, development, commercialization and manufacturing of novel therapeutics. The Company applies its expertise in antigen identification, engineering and cell processing to produce active cellular immunotherapy (ACI) product candidates designed to stimulate an immune response in a variety of tumor types. Dendreon’s first product, PROVENGE® (sipuleucel-T), was approved by the U.S. Food and Drug Administration (FDA) in April 2010. Dendreon is exploring the application of additional ACI product candidates and small molecules for the potential treatment of a variety of cancers. The Company is headquartered in Seattle, Washington, and is traded on the NASDAQ Global Market under the symbol DNDN. For more information about the Company and its programs, visit http://www.dendreon.com/.

Certain information in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that are not statements of historical fact, including statements regarding the potential of the proposed stand-alone restructuring, asset sale or plan sale, the expectation that the Chapter 11 filings will enable the Company to sell its assets or itself in an orderly manner and maximize value for the Company’s stakeholders, the necessity of Court approvals to conduct and complete the proposed stand-alone restructuring, asset sale or plan sale, the ability of the Company to continue to deliver PROVENGE without interruption, the ability of the Company to continue operating in the ordinary course during the bankruptcy and sale process, the expectation that the Company will not need to raise any incremental financing to effectuate its restructuring process and other statements regarding the Company’s strategy, future operations, future financial positions, future performance, commercialization of PROVENGE, prospects, and plans and objectives of management should be considered forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions are often used to identify forward-looking statements. Actual results or events could differ materially from those indicated in forward-looking statements as a result of risks and uncertainties, including, among others, the potential adverse impact of the Chapter 11 filings on the Company’s liquidity or results of operations, changes in the Company’s ability to meet financial obligations during the Chapter 11 process or to maintain contracts that are critical to the Company’s operations, the outcome or timing of the Chapter 11 process and the proposed stand-alone restructuring, asset sale or plan sale (including the occurrence or likelihood of qualified bids or an auction), the effect of the Chapter 11 filings or proposed stand-alone restructuring, asset sale or plan sale on the Company’s relationships with third parties, regulatory authorities and employees, proceedings that may be brought by third parties in connection with the Chapter 11 process or the proposed stand-alone restructuring, asset sale or plan sale, Court approval or other conditions or termination events in connection with the proposed stand-alone restructuring, asset sale or plan sale, and the timing or amount of any distributions to the Company’s stakeholders. For a discussion of some of the additional risks and important factors that Dendreon believes could cause actual results or events to differ from the forward-looking statements that it makes, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results or events to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Any forward-looking statements speak only as of the date of this press release. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Dendreon Corporation

Corporate Communications

April Falcone

(206) 829-1622

media@dendreon.com

Andy Brimmer / Aaron Palash

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449